SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 8, 2007
Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573-9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 8, 2007, at our annual meeting of shareholders, held July 19, 2007, our shareholders voted to approve an amendment of our Charter to eliminate preemptive rights, and to approve an amendment of our Charter to require the Company to indemnify the Company’s officers to the fullest extent permitted under the Maryland General Corporation Law and expressly require the Company to advance reasonable expenses incurred by a director or officer who is a party to a proceeding upon meeting certain requirements of the Maryland General Corporation Law, and our shareholders voted to approve an amendment of the Charter to eliminate the liability of the Company’s officers and directors for money damages to the Company or its stockholders except under certain circumstances. Attached hereto as Exhibit 3.1 and incorporated herein by reference is our Amended and Restated Charter.

Item 8.01. Other Events.

     On November 8, 2007, The Great Atlantic & Pacific Tea Company, Inc. issued a press release entitled “A&P Announces Stockholder Approval to Issue A&P Stock Pursuant to Merger”, attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Charter of The Great Atlantic & Pacific Tea Company, Inc.

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 8, 2007

THE GREAT ATLANTIC & PACIFIC TEA
COMPANY, INC.

By:	/s/ Allan Richards
	Name:	Allan Richards
	Title:	Senior Vice President, Human
Resources, Labor Relations, Legal
Services & Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Charter of The Great Atlantic & Pacific Tea
Company, Inc.
99.1	Press Release